Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
  Opexa Therapeutics, Inc.


We hereby consent to the reference in this Registration Statement on Form S-8 of our report dated February 7, 2006, relating to the consolidated financial statements of Opexa Therapeutics, Inc. as of December 31, 2005 and for the two years then ended.

We also consent to the references to us under the heading "Experts" in such Registration Statement.



Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas


December 8, 2006